QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 8, 2019 (except for Note 12, as to which the date is April 29, 2019) in the Registration Statement (Form S-1) and related Prospectus of Applied Therapeutics, Inc. for the registration of 1,380,344 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York
December 13, 2019

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm